Exhibit 99.1

Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@dasanzhone.com

DASAN Zhone Announces Receipt of Additional Staff Determination Letter

Oakland, Calif., May 18, 2017 – DASAN Zhone Solutions, Inc. (formerly known as Zhone Technologies, Inc.) (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, today announced that on May 17, 2017, it received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) stating the company was not in compliance with NASDAQ Listing Rule 5250(c)(1) (the “Rule”), due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and that this filing delinquency serves as an additional basis for delisting the company’s securities from the Nasdaq Stock Market that will be considered by the Nasdaq Hearings Panel (the “Panel”) at the company’s scheduled hearing before the Panel on May 25, 2017.
Previously, on April 6, 2017, the Staff notified the company that it did not comply with Nasdaq’s filing requirements set forth in the Rule because it had not filed its Annual Report on Form 10-K for the year ended December 31, 2016. The letter also stated that, because the company failed to satisfy Nasdaq’s filing requirement within the past year, the company was not eligible to submit a plan to regain compliance with the filing requirement for Nasdaq’s review, and instead that the late filing of the Annual Report on Form 10-K would serve as an immediate basis for delisting unless the company timely requested a hearing before the Panel. The company timely requested a hearing and, as part of that request, requested that a stay of the suspension of trading in the company’s common stock be granted. On April 20, 2017, the company received a letter from NASDAQ indicating that the Panel had granted the company’s request to extend the stay of the suspension of trading in the company’s common stock pending the company’s scheduled hearing on May 25, 2017 and a final determination regarding the company’s listing status.

At the hearing before the Panel, the company will present its plan to evidence compliance with Nasdaq’s filing requirement with respect to both the delinquent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company is diligently working to evidence compliance with Nasdaq’s filing requirement as soon as possible; however, there can be no assurance that the Panel will grant the company’s request for continued listing and a further stay of suspension. The delisting of the company’s common stock from The Nasdaq Capital Market could have a material adverse effect on the company's business and on the trading of its common stock.

About DASAN Zhone
DASAN Zhone Solutions, Inc. is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world’s most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone Solutions is headquartered in Oakland, California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to the hearing before the Panel, any stay of the suspension of the company’s common stock, the company regaining compliance with the periodic filing requirements, the timing of filings with the Securities and Exchange Commission (the “SEC”), the appeal process and the consequences of delisting the company's common stock from the Nasdaq Capital Market. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the company’s other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-

looking statements contained in this press release speak only as of the date of this release and the company assumes no obligation to update any forward-looking statements for any reason.